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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 29, 2000 relating to the consolidated financial statements of Corrections Corporation of America (formerly Correctional Management Services Corporation) and Subsidiaries included in this registration statement on Form S-4 of Prison Realty Trust, Inc. (formerly Prison Realty Corporation) and to all references to our Firm included in or made a part of this registration statement.


                                         ARTHUR ANDERSEN LLP


Nashville, Tennessee
July 18, 2000